Exhibit 99.28(e)(iii)

SECOND AMENDMENT TO UNDERWRITING AGREEMENT

This SECOND AMENDMENT to the Underwriting Agreement (as defined below) is made and effective as of July 22, 2015 (the “Amendment”), by and between OLD WESTBURY FUNDS, INC. (the “Fund”) and FORESIDE FUNDS DISTRIBUTORS LLC (the “Foreside Distributors”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Underwriting Agreement.

WHEREAS, the Fund and Foreside Distributors are parties to the Underwriting Agreement, dated as of April 1, 2012 (the “Underwriting Agreement”), pursuant to which Foreside Distributors serves as distributor, and provides certain services in connection with the sale and distribution, of the Shares of the Portfolios identified in Exhibit A thereto; and

WHEREAS, the Fund and Foreside Distributors desire to amend the Underwriting Agreement solely to reflect the liquidation of Old Westbury Real Return Fund.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.        All references to “Old Westbury Real Return Fund” are hereby deleted.

3.        Exhibit A to the Underwriting Agreement is hereby deleted and replaced with Exhibit A hereto.

4.        The Underwriting Agreement, as expressly amended hereby, shall continue in full force and effect.

5.        This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name: David W. Rossmiller
Title: President

FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/ Mark Fairbanks
Name: Mark Fairbanks
Title: President

EXHIBIT A

This EXHIBIT A, dated as of July 22, 2015, is Exhibit A to the Underwriting Agreement, dated as of April 1, 2012, by and between Foreside Funds Distributors LLC and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury Large Cap Core Fund
Old Westbury Large Cap Strategies Fund
Old Westbury Strategic Opportunities Fund
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury Small & Mid Cap Fund